Exhibit 20


                        Global News      Communications

                                         Ford Motor Company
                                         The American Road
                                         Dearborn, MI 48121

                                         Telephone:(313)322-9600
                                         Fax(313)845-0570
                                            (313)337-1764



IMMEDIATE RELEASE

Contact:  Terry Bresnihan (313)322-9600
          Mary Joseph (313)322-4466

FORD REVIEWING STRATEGY FOR FINANCE UNITS

   DEARBORN, Mich., Oct. 12 -- Ford Motor Company will file a Current Report on Form 8-K with the Securities and Exchange Commission stating that the Company is reviewing possible strategic actions with respect to its Financial Services Group.

   Such actions could include the partial or complete sale of USL
Capital and the partial sale of The Associates, the non-automotive financing businesses in the Financial Services Group.

   "It is premature to determine whether any actions will occur or, if they do, when they would occur," said Ken Whipple, president, Ford Financial Services Group. "We are carefully considering what is best for Ford Motor Company and its shareholders."

   The non-automotive financing businesses of Ford's Financial
Services Group consist principally of the domestic and international activities of The Associates, which specializes in consumer and commercial finance, and USL Capital, which specializes in commercial leasing and financing.


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10-12-95